                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          First Albany Companies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       [FIRST ALBANY COMPANIES INC. LOGO]





                                             April 25, 2002

Dear Shareholder:

The 2002 Annual Meeting of Shareholders of First Albany Companies Inc. will be held at the offices of the Company at 30 South Pearl Street, Albany, New York on Tuesday, May 21, 2002, at 10:00 A.M. (EDT).

The enclosed material includes the Notice of Annual Meeting and Proxy Statement that describes the business to be transacted at the meeting. We ask that you give it your careful attention.

As in the past, we will be reporting on your Company's activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. Accordingly, the return of the enclosed Proxy as soon as possible will be appreciated and will ensure that your shares are represented at the Annual Meeting. Over 93% of the outstanding shares were represented at last year's Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.


                                            Sincerely yours,


                                            /s/ George C. McNamee

                                            George C. McNamee
                                            Chairman of the Board

                       [FIRST ALBANY COMPANIES INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  MAY 21, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Albany Companies Inc. (the "Company") will be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Tuesday, May 21, 2002 at 10:00 a.m. (EDT), for the following purposes:

         (1) To elect two directors whose terms will expire at the 2005 Annual Meeting of Shareholders;

         (2) To consider and act upon a proposal to approve the adoption of the First Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Holders of common stock of record as of the close of business on April 5, 2002, are entitled to receive notice of and vote at the Annual Meeting of Shareholders. A list of such shareholders may be examined at the offices of the Company during regular business hours for ten full days prior to the Annual Meeting as well as at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed Proxy card in the return envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.


                                    By Order of the Board of Directors


                                          /s/ Stephen P. Wink

                                          Stephen P. Wink
                                          Secretary

Albany, New York
April 25, 2002

                       [FIRST ALBANY COMPANIES INC. LOGO]

                              30 SOUTH PEARL STREET
                             ALBANY, NEW YORK 12207

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                         ANNUAL MEETING OF SHAREHOLDERS

                    -----------------------------------------

                                  MAY 21, 2002


         This Proxy Statement is being furnished to the Shareholders of First Albany Companies Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Tuesday, May 21, 2002 at 10:00 A.M. (EDT), and any postponements or adjournments thereof (the "Meeting"). The mailing address of the principal executive office of the Company is 30 South Pearl Street, Albany, New York 12207 and its telephone number is (518) 447-8500.

         At the Meeting, the Shareholders of the Company will be asked (i) to elect two directors of the Company whose terms will expire at the 2005 Annual Meeting of Shareholders and (ii) to consider and act upon a proposal to adopt the First Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan.

         This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about April 25, 2002. The cost of solicitation of proxies will be borne by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company, by telephone, telegraph, telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials but these individuals will receive no additional compensation for these solicitation services. Proxies in the form enclosed, properly executed by Shareholders and returned to the Company and not revoked, will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy or by attending and voting in person at the Meeting. The execution of a proxy will not affect a shareholder's right to attend the Meeting and vote in person, but attendance at the Meeting will not, by itself, revoke a proxy.

                                   THE COMPANY

         The Company, which was incorporated under the laws of the State of New York in November 1985, is the parent company of First Albany Corporation, First Albany Asset Management Corporation and FA Technology Ventures Corp. First Albany Corporation is a research-driven investment banking and capital markets boutique, providing corporate and public finance services and the trading of corporate, government and municipal securities for institutions. First Albany Asset Management Corporation is an investment advisor, managing the assets of institutions and individuals. FA Technology Ventures Corp. manages private equity funds, providing venture financing to emerging growth companies.

                         VOTING, RECORD DATE AND QUORUM

         Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted "FOR" the election of the two persons named under the caption "Election of Directors"; and "FOR" the adoption of the First Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan. The persons named in the proxy also may vote in favor of a proposal to adjourn the Meeting to a subsequent date or dates without further notice in order to solicit and obtain sufficient votes to approve the matters being considered at the Meeting. If a proxy is returned which specifies a vote against a proposal, such discretionary authority will not be used to adjourn the Meeting in order to solicit additional votes in favor of such proposal. As to any other matter or business which may be brought before the Meeting including any adjournment(s) or postponement(s) thereof, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same, but the Board does not know of any such other matter or business.

         The close of business on April 5, 2002 has been fixed as the record date for the determination of Shareholders entitled to vote the 8,619,590 shares of common stock that were outstanding as of that date at the Meeting. Each Shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Abstentions, broker non-votes and votes to "withhold authority" are counted in determining whether a quorum has been reached on a particular matter. The affirmative vote of the holders of a plurality of the shares of common stock cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the approval of the amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan. Accordingly, abstentions, broker non-votes and votes to "withhold authority" will have no effect on the items to be voted on at the Meeting. THE BOARD RECOMMENDS (i) THE ELECTION OF THE TWO PERSONS NAMED AS NOMINEES UNDER "ELECTION OF DIRECTORS" AND (ii) THE APPROVAL OF THE ADOPTION OF THE FIRST AMENDMENT TO THE FIRST ALBANY COMPANIES INC. 1999 LONG-TERM INCENTIVE PLAN.

               STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of common stock of the Company as of March 29, 2002, by (i) persons owning more than 5% of the common stock, (ii) each director of the Company and the executive officers included in the Summary Compensation Table and (iii) all officers and directors of the Company as a group.

                                                                         Shares Beneficially Owned (5)
                                                                         -----------------------------

           Name                                                               Number           Percent
         ---------------------------------------------------------------------------------------------
         George C. McNamee (1), (3)                                           1,471,727        15.24%
         Alan P. Goldberg (3)                                                 1,263,489        13.08%
         Hugh A. Johnson, Jr. (3)                                               351,479         3.64%
         Peter Barton                                                             3,140          <1%
         J. Anthony Boeckh                                                       12,619          <1%
         Walter Fiederowicz(4)                                                   10,485          <1%
         Daniel V. McNamee III (1)                                              136,569         1.41%
         Charles L. Schwager                                                     29,528          <1%
         Benaree P. Wiley                                                         6,164          <1%
         Steven R. Jenkins (3)                                                   39,332          <1%
         Stephen P. Wink (3)                                                     53,050          <1%
         All officers and directors of the Company as a group (2), (3)        3,606,844        37.35%

----------

(1) Does not include interests as residual beneficiary under the McNamee Family Trust, and with respect to Daniel V. McNamee III, as trustee under the Trust. Mr. G. McNamee disclaims beneficial ownership of any such interest.

(2) Includes all shares beneficially owned by such person and shares owned by the McNamee Family Trust.

(3)      Includes 328,372, 469,200, 161,824, 36,717 and 42,116 options to purchase shares, granted to Messrs. G. McNamee, Goldberg, Johnson, Jenkins and Wink, respectively, all of which options are vested and exercisable in accordance with the plan under which they were issued.

(4) Includes 6,285 shares owned by Geraldine Fiederowicz, of which Mr. Fiederowicz disclaims ownership.

(5) Except as noted, all shares are held individually or jointly with a spouse and the named person has or shares the right to vote and to dispose of the shares indicated.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Bylaws of the Company currently provide that the Board shall consist of eight directors elected in three classes. The Board recommends the election of Messrs. George C. McNamee and Walter W. Fiederowicz for a three-year term expiring at the Annual Meeting of Shareholders in 2005. Accordingly, if the enclosed proxy card is duly executed and received in time for the Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election as directors of such nominees.

         Each of the nominees has consented to serve as a director if elected. Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board, such nominees intend to serve the entire term for which election is sought. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of Shareholders at which the election of directors is in the regular order of business. All the nominees for directors are presently directors of the Company.

         The information set forth below, based upon the information obtained in part from the respective nominees and in part from the records of the Company, sets forth information regarding each nominee as of March 29, 2002.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The directors nominated for election are as follows:

GEORGE C. McNAMEE, age 55, joined First Albany in 1969. Mr. McNamee is Chairman and Co-Chief Executive Officer of the Company. Mr. McNamee is also Chairman of Plug Power Inc. and Mechanical Technology Inc., a director of MapInfo Corporation and a director of The Meta Group, Inc. He also serves on the Board of Directors of each of the New York Stock Exchange, the New York State Science and Technology Foundation and the New York Conservation Education Fund. Mr. G. McNamee has been a director of the Company since its incorporation in 1985.

WALTER W. FIEDEROWICZ, age 55, has been a private investor and consultant since August 1997. Since September 2000 he has served as Managing Director of Painter Hill Partners, an investment company. From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., a holding company owning shares of common stock of World Airways, Inc. (a provider of long-range passenger and cargo air transportation services to major airlines) and of InteliData Technologies Corporation (a provider of caller identification based telecommunications devices, smart telephones and on-line electronic information services). Mr. Fiederowicz served as chairman of Colonial Data Technologies Corp., (a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation) from August 1994 to March 1996. From January 1991 until July 1994, he held various positions, including Executive Vice President and Chairman and served as director of Conning & Company (the parent company of an investment firm). Mr. Fiederowicz also serves as a director of Photronics, Inc. (a photomask manufacturer) and HemaTech, LLC (a biotechnology company). Since 1998, Mr. Fiederowicz served as Chairman of CDT Corporation and Meacock Capital, PLC. Since July 2001, Mr. Fiederowicz has served as Chairman of the Board of Heritage Underwriting Agency, Ltd. a Lloyd's-based insurer. Mr. Fiederowicz is a member of the Audit Committee and has been a director of the Company since 1996.

The following directors' terms shall expire at the Annual Meeting of Shareholders in 2003:

HUGH A. JOHNSON, JR., age 61, joined First Albany in 1977. He is currently Senior Vice President and the Chief Investment Officer of the Company. He has also been Chairman of First Albany Asset Management Corporation, a subsidiary of the Company, since 1991. He has served on the Board of Directors of First Albany since 1985. Mr. Johnson is an economic advisor to the Chairman of the New York State Assembly Committee on Ways and Means and is a Director and Vice-Chairman of the New York State Business Development Corporation. Mr. Johnson also serves on other state and community boards. Mr. Johnson has served as a director of the Company since 1990.

CHARLES L. SCHWAGER, age 58, founded Loanet, Inc. in 1981, a provider of on-line, real time accounting services to support financial institutions engaged in the business of borrowing and lending securities. Mr. Schwager served as President of Loanet, Inc. from 1981 to 1994, when the company was sold. He continues to be employed by Loanet, Inc. in a consulting capacity. Mr. Schwager is a member of the Audit and Executive Compensation Committees and has been a director of the Company since 1995.

DANIEL V. McNAMEE III, age 57, has been Chairman of The Publishing and Media Group, formerly McNamee Consulting Company Inc., a management consulting firm specializing in the media communications industry, since 1981. Mr. McNamee also serves on the Board of Directors of each of the E.N. Huyck Preserve, the Nature Conservatory (Eastern NY Chapter), the Yale Alumni Magazine, Quadrant Media, Inc. and TechRepublic, Inc. Mr. McNamee has been a director of the Company since its incorporation in 1985.


The following directors' terms shall expire at the Annual Meeting of Shareholders in 2004:

ALAN P. GOLDBERG, age 56, joined First Albany in 1980. Mr. Goldberg has served as President of First Albany since 1989 and Co-Chief Executive Officer of the Company since 1993. Mr. Goldberg is a Director of Mechanical Technology Incorporated, SatCon Technology Corporation and Beacon Power Corporation. He is active in industry and civic organizations and serves on the board of several nonprofit institutions. Mr. Goldberg has been a director of the Company since its incorporation in 1985.

J. ANTHONY BOECKH, Ph.D., age 63, has been Editor-in-Chief of The Bank Credit Analyst Publications, Montreal, Canada (publisher of The Bank Credit Analyst and research on the international financial markets) since the early 1970's. Mr. Boeckh was Chairman and Chief Executive Officer of BCA Publications Ltd. from 1979 through January 2002. Mr. Boeckh was a principal of Greydanus, Boeckh and Associates Inc., Montreal, Canada, a fixed income speciality manager through December 1999 when the company was sold. He also serves on other industry and community boards. Mr. Boeckh has been a director of the Company since 1986, and serves as a member of the Executive

Compensation Committee. As of January 31, 2002, Mr. Boeckh, as per his contract, ceased being an officer and employee of BCA.

BENAREE P. WILEY, age 55, is President and Chief Executive Officer of The Partnership, a Boston-based organization formed by business and civic leaders to promote the development of professionals of color through access to corporate, municipal and state leaders. Ms. Wiley is a member of the Board of Directors of Dreyfus/Laurel Funds and formerly a director of The Boston Company. Ms. Wiley is Trustee of Boston College and Director of the Greater Boston Chamber of Commerce. From 1989 to 1991, Ms. Wiley served as Director of Graduate Admissions for Harvard Law School, and from 1987 through 1991 she maintained a private consulting practice. Ms. Wiley serves as Chairperson of the Audit Committee and has been a director of the Company since 1993.

George C. McNamee and Daniel V. McNamee, III are brothers.

The executive officers that are not nominated for election as directors are as follows:

STEVEN R. JENKINS, age 37, joined First Albany in February 1999 as Chief Financial Officer and Senior Vice President. In January 2000, he was named Chief Financial Officer of the Company. Prior to joining First Albany, Mr. Jenkins held the position of Chief Financial Officer and Senior Vice President of Precision Imaging Solutions Inc. (a regional imaging company) from July 1998 to January 1999. From July 1994 to June 1998, Mr. Jenkins served in several financial positions with Dain Rauscher, an investment bank, most recently as Managing Director and Director of Finance of Dain Rauscher Wessels, a division of Dain Rauscher Inc. Mr. Jenkins has been a certified public accountant licensed in the State of Texas since 1991.

STEPHEN P. WINK, age 43, joined First Albany in 1996. He has been Secretary and General Counsel of the Company since August 1997. Mr. Wink has been Senior Vice President, General Counsel and Secretary of First Albany since 1996, and was Assistant Secretary of the Company from 1996 through July 1997. Before joining First Albany, Mr. Wink was an attorney for the law firm of Cleary, Gottlieb, Steen & Hamilton. Mr. Wink participates on a number of industry-related committees, including the New York Stock Exchange's Compliance Advisory Committee, several committees of the Bond Market Association and the Securities Industry Association, as well as a number of community boards.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held 5 meetings during the Company's fiscal year ended December 31, 2001. Each current Director attended 75% or more of the aggregate number of meetings of the Board of Directors and each committee to which he/she was appointed that were held during the period in which he/she was a director, with the exception of Mr. D. McNamee.

         The Audit Committee, responsible for reviewing the Company's financial statements, met 4 times during the fiscal year. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their report, and their recommendations, and recommends the selection of the Company's independent auditors. During fiscal year 2001, the Audit Committee was comprised of Messrs. Schwager and Fiederowicz, and Ms. Wiley.

         The Executive Compensation Committee is responsible for reviewing and approving the compensation of executive officers of the Company, , and the granting of stock options and restricted stock under the Company's 1999 Long-Term Incentive Plan and 2001 Long-Term Incentive Plan. The Executive Compensation Committee met once during the fiscal year. During fiscal year 2001, the Executive Compensation Committee was comprised of Messrs. Boeckh and Schwager.

         The Board of Directors does not have a nominating committee.

         During 2001, the Company paid directors who are not executive officers of the Company an annual retainer of $6,000 and $2,500 per meeting attended ($1,000 for attendance by conference call), plus reimbursement of reasonable expenses. In addition, the Chair of any committee and non-employee members of such committees were paid $1,250 and $1,000, respectively, per meeting attended.


       THE BOARD RECOMMENDS A VOTE FOR EACH OF THE TWO DIRECTOR NOMINEES.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, First Albany extends credit to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

         The Company has committed to invest as a limited partner up to $20 million in FA Technology Ventures, L.P. (the "Fund"), a technology fund with total limited partner equity commitments of $100 million. The Company has also committed to invest up to an additional $15 million in parallel with the fund; this parallel commitment may be satisfied by investments from the Company's employee funded investment vehicles established by the Company to allow select employees to invest along with the Fund. Messrs. Barton, Boeckh, Goldberg, Schwager and Fiederowicz are also (directly or indirectly) limited partners in this fund. The Fund is managed by FA Technology Ventures Corporation a wholly-owned subsidiary of the Company, which receives management fees for its services.

George McNamee is an employee of this subsidiary and received compensation from it, which is reflected in the summary compensation table below. In addition, Mr.
G. McNamee is a member of FATV GP LLC, the general partner of the Fund, with a current 17.251% membership interest. As a result of this interest in the general partner, he would be entitled to receive a corresponding percentage of the 20% carried interest that may become payable by the Fund to its general partner if the Fund's investments are successful. Mr. G. McNamee is required under the partnership agreement for the Fund, to devote a majority of his business time to the conduct of the Fund and any parallel funds.

         In addition, the Company owns approximately 32% of Mechanical Technology Incorporated ("MTI"), of which Mr. G. McNamee is Chairman and Chief Executive Officer. Mr. G. McNamee receives no compensation for his services as Chief Executive officer at MTI, and received compensation of $9,000 and options to purchase the common stock of MTI for his services as a director in 2001, similar to compensation granted to other non-employee directors at MTI.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each of the Co-Chief Executive Officers of the Company during fiscal year 2001, and to the other executive officers at the end of fiscal year 2001 constituting the most highly compensated executive officers of the Company (the "Named Executive Officers")

                                                                           LONG TERM
                                                                          COMPENSATION       ALL OTHER
                                       ANNUAL COMPENSATION                   AWARD        COMPENSATION(3)
                               ------------------------------------       ------------    --------------
                                                                           SECURITIES
NAME & PRINCIPAL                                                           UNDERLYING
POSITION                       YEAR         SALARY           BONUS          OPTIONS
-----------------------        ----        --------        --------       -----------     ---------------
GEORGE C. MCNAMEE(1)           2001        $300,000        $200,000               0               0
CHAIRMAN & CO-CHIEF            2000         300,000         900,000               0               0
EXECUTIVE OFFICER              1999         300,000         350,000          50,000               0

ALAN P. GOLDBERG               2001        $300,000        $300,000          50,000           6,000
PRESIDENT & CO-CHIEF           2000         300,000         900,000          50,000           6,000
EXECUTIVE OFFICER              1999         300,000         350,000          50,000               0

HUGH A. JOHNSON, JR.           2001        $240,000        $300,000          30,000               0
SENIOR VICE PRESIDENT          2000         240,000         340,000          30,000               0
                               1999         200,000         300,000          30,000               0

STEVEN R. JENKINS(2)           2001        $187,500        $175,000          20,000               0
CHIEF FINANCIAL OFFICER        2000         175,000         275,000          20,000           6,000
                               1999         137,500         125,000          30,000               0

STEPHEN P. WINK                2001        $187,500        $135,000          20,000               0
SECRETARY AND                  2000         175,000         235,000          20,000               0
GENERAL COUNSEL                1999         175,000         135,000          15,000               0


1. Approximately 32% of Mr. McNamee's compensation is allocated to FA Technology Ventures Corporation.

2. Mr. Jenkins joined the Company on February 1, 1999. Accordingly, the table includes only the compensation Mr. Jenkins received from that day forward.

3        Represents contributions by the Company to the First Albany Companies
Inc. Deferred Compensation Plan for Key Employees, a nonqualified plan in which certain key employees of the Company are eligible to participate.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants during 2001 to the Named Executive Officers.

                                                    INDIVIDUAL GRANTS
                                --------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL RATES OF
                                 NUMBER OF       % OF TOTAL                                     STOCK PRICE APPRECIATION
                                SECURITIES        OPTIONS                                          FOR OPTION TERM (3)
                                UNDERLYING       GRANTED TO                                  ------------------------------
                                  OPTIONS        EMPLOYEES     EXERCISE OR
                                  GRANTED        IN FISCAL      BASE PRICE    EXPIRATION
          NAME                    (#) (1)           YEAR       ($/SH)(1)(2)      DATE             5%                10%
--------------------            ----------       ----------    ------------   ----------     -----------        -----------
George C. McNamee                      --              --             --             --               --                 --
Alan P. Goldberg                   55,125          10.43%         9.8072        2/14/11      $339,997.11        $861,589.12
Hugh A. Johnson, Jr.               33,075           6.26%         9.8072        2/14/11      $203,998.27        $516,953.47
Steven R. Jenkins                  22,050           4.17%         9.8072        2/14/11      $135,998.85        $344,635.65
Stephen P. Wink                    22,050           4.17%         9.8072        2/14/11      $135,998.85        $344,635.65

----------

  1. During the 2001 fiscal year, the Company issued two 5% stock dividends. As a result, the number of securities underlying each option granted and the exercise price have been adjusted to reflect such dividends where appropriate.

  2.     All at fair market value at date of grant.

  3. Represents gain that would be realized assuming the options were held for the entire option term and the stock price increased at annual compounded rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the Company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

       The following table provides information concerning the exercise of stock options during 2001 by each of the Named Executive Officers and the year-end value of their unexercised options.

                                                                           NUMBER OF SECURITIES             VALUE OF
                                                                                UNDERLYING                UNEXERCISED
                                       SHARES                                  UNEXERCISED                IN-THE-MONEY
                                      ACQUIRED                              OPTIONS AT FISCAL              OPTIONS AT
                                                                               YEAR-END(#)             FISCAL YEAR-END($)
                                                                           --------------------        ------------------
                                         ON               VALUE                EXERCISABLE/               EXERCISABLE/
            NAME                     EXERCISE(#)      REALIZED($)(1)          UNEXERCISABLE              UNEXERCISABLE
--------------------                 -----------      --------------       --------------------        ------------------
George C. McNamee                       74,417          $226,481.76                328,372/0             $425,761.51/$0
Alan P. Goldberg                        12,868           $41,947.64                469,200/0             $525,842.44/$0
Hugh A. Johnson, Jr.                         0                   $0           151,773/20,102                 $0/$0
Steven R. Jenkins                            0                   $0            22,829/57,036                 $0/$0
Stephen P. Wink                          4,239           $14,971.79            31,579/62,035                 $0/$0

----------

  1. Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on the Company's review of reports filed by directors, executive officers and 10% shareholders of the Company on Forms 3, 4 and 5 pursuant to
Section 16 of the Securities Exchange Act of 1934, all such reports were filed on a timely basis during fiscal year 2001, except for one Form 4, with respect to one transaction, required to be filed by Mr. Wink on September 10, 2001, that was subsequently filed on September 20, 2001.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

                                    OVERVIEW

         The Executive Compensation Committee establishes the compensation policies applicable to the executive officers of the Company.

                              COMPENSATION POLICIES

         Compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performances, thereby aligning their interests with the interests of the Company's shareholders.

         Salaries of executive officers are intended to be relatively moderate, and are set at levels, which the Executive Compensation Committee believes are generally competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short and long-term corporate performance through annual cash bonuses and stock option grants.

         As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, generally, over the last five years, most of the annual cash compensation of Messrs. G. McNamee and Goldberg, the Company's Co-Chief Executive Officers (the "Co-CEOs"), was paid as an annual bonus. This is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below. The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance.

                                   BASE SALARY

         A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company's business objectives. The Executive Compensation Committee determines the salary of each of the executive officers based on its consideration of the Co-CEOs' recommendations.

         Salaries and salary adjustments are based on the responsibilities, performance, and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighing of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

                            THE STOCK INCENTIVE PLAN

         From time to time, awards under the Long-Term Incentive Plan have supplemented the bonuses paid to Named Executive Officers. The number of options granted to the executive officers, in general, reflects the decision of the Executive Compensation Committee to allocate a portion of compensation in stock options, the value of which is directly linked to the future financial success of the Company.

                   COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS

         For fiscal year 2001, the total compensation paid to Co-CEO Mr. Goldberg was $600,000 and the total compensation paid to Co-CEO Mr. McNamee was $500,000. For fiscal year 2001, each of the Co-CEOs received a base salary of $300,000. Mr. Goldberg received bonus compensation of $300,000 and Mr. McNamee received bonus compensation of $200,000. In fiscal year 2001, Mr. Goldberg was awarded options to purchase 50,000 shares of the common stock of the Company. In determining the bonus and other compensation of the Company's Co-CEOs for the fiscal year 2001, the Committee compared the Company's performance to that of industry peers, as well as to the market's performance as a whole. Among other things, the Committee considered the performance of the Company's common stock, its return on investments made in other businesses, its pre-tax return on equity, its earnings per share and comparable market data.

         The specific bonus an executive receives is dependent on his level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Executive Compensation Committee without regard to any specific formula. Assessments of individual performance are also made annually by the Executive Compensation Committee after receiving the recommendations of the Co-CEOs. Such assessments are based on a number of subjective factors, including individual and corporate performance, initiative, business judgment, and management skills. Messrs. G. McNamee and Goldberg's fiscal year 2001 award reflects each of their significant personal contributions to the business and leadership in building the Company's revenues, earnings, and capital position, and the financial results for fiscal year 2001.

                                              EXECUTIVE COMPENSATION COMMITTEE


                                              J. Anthony Boeckh
                                              Charles L. Schwager

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Board. Each of the members of the Audit Committee meets the independent and experience requirements of the NASDAQ Stock Market.

         During the year 2001, at each of its meetings, the Committee met with the Company's Chief Financial Officer and General Counsel. In addition, the Committee meets with its independent accountants on a quarterly basis as requested by the independent accountants. At each meeting, the

Committee is provided with the opportunity to meet privately with the independent accountants as well as with management. In addition, once each year the Committee meets with the Director of the Company's Internal Audit Department and the Director of the Company's Compliance Department for reports on the status of internal controls.

         The Committee is responsible for recommending to the Board of Directors the appointment of the Company's independent accountants. The Company's independent accountants have provided to the Committee a written disclosure required by Independent Standards Board Standard No. 1 (Independent Discussion with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Management represented to the Committee that the Company's consolidated financial statements for fiscal 2001 were prepared in accordance with generally accepted accounting principals and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants what is required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

         The Audit Committee has determined that the provision of the non-audit services described in "All Other Fees" below is compatible with maintaining PricewaterhouseCoopers LLP's independence.

                                              AUDIT COMMITTEE

                                              Benaree P. Wiley (Chair)
                                              Walter Fiederowicz
                                              Charles Schwager


                         PRINCIPAL ACCOUNTING FIRM FEES

         Audit Fees. The aggregate fees billed by the Company's principal accounting firm, PricewaterhouseCoopers, LLP, for professional services rendered for the audit of the Company's annual financial statement for the year ended December 31, 2001 and review of the financial statements included in the Company's Forms 10-Q for that year were $207,000.

         Financial Information Systems Design and Implementation Fees. No amounts were billed by PricewaterhouseCoopers, LLP in 2001 for financial information systems design and implementation services.

         All other fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers, L.L.P. for 2001, other than the services described above, for tax preparation and advice were $210,000 and for review of the Company's filings related to employee benefit plans and other services were $51,000. The Audit Committee has considered the non-audit services by PricewaterhouseCoopers, LLP compatible with maintaining auditor independence.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the S&P Composite 500 Stock Index ("S&P 500 Index") and the Financial Services Analytics, Inc. Composite Index ("FSA Composite Index") an index of publicly traded brokerage firms for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1996, and that all dividends, if any, were reinvested.

                           FIRST ALBANY COMPANIES INC.

                                  [LINE GRAPH]

                                   1996      1997       1998       1999       2000       2001
                                   ----      ----       ----       ----       ----       ----
         FIRST ALBANY               100     164.44     136.15     199.67     119.61      96.45
         S&P 500 INDEX              100     133.36     171.48     207.53     188.62     166.25
         FSA COMPOSITE INDEX        100     181.52     209.07     284.68     425.89     326.78

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company has an Executive Compensation Committee responsible for approving the compensation of the Company's executive officers. The Executive Compensation Committee members are Messrs. Boeckh and Schwager. None of the Executive Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director under any paragraph of Item 404 of Regulation S-K or as a former officer or employee of the Company. Mr. McNamee, who serves as Chairman and Co-Chief Executive Officer of the Company, and Mr. Goldberg, who serves as President and Co-Chief Executive Officer of the Company, are not members of the Executive Compensation Committee and cannot vote on matters decided by the Executive Compensation Committee.

                                 PROPOSAL NO. 2
                                 ADOPTION OF THE
                               FIRST AMENDMENT TO
                         THE FIRST ALBANY COMPANIES INC.
                          1999 LONG-TERM INCENTIVE PLAN

         In March of 1999, the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors (the "Board") of First Albany Companies Inc. (the "Company"), and on May 18, 1999, it was approved by the Company's shareholders. On March 28, 2002, the Board adopted the First Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the "Amendment") to increase the number of shares that may be granted under the Plan from 800,000 shares to 1.6 million shares, subject to approval by the Company's shareholders. As of December 31, 2001, the Company had no shares remaining under the Plan (without including any increase in shares relating to the Amendment.) The Company needs the additional shares to further promote the interests of the Company and its shareholders by enabling the Company to attract, retain and motivate employees and officers. The Company's shareholders are now requested to approve the Amendment, which is set forth as Exhibit A hereto.

         The Amendment will not be effective unless and until it is approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat.

         THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR ADOPTION OF THE FIRST AMENDMENT TO THE FIRST ALBANY COMPANIES INC. 1999 LONG-TERM INCENTIVE PLAN.

         Set forth below for the convenience of the Company's shareholders is the description of the Plan.

                                     * * * *

                                     PURPOSE

         The purpose of the Plan is to further and promote the interests of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of the Company and/or its subsidiaries, and to align the interests of those individuals and the Company's stockholders. To do this, the Plan offers performance-based incentive awards and equity-based opportunities to provide such persons with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

                                NUMBER OF SHARES

         The maximum number of shares of Common Stock as to which awards could be granted may not exceed 1,200,000 shares. The maximum amount payable in respect of awards subject to performance criteria in any calendar year may not exceed 500,000 shares of common stock in the aggregate to all participants and 300,000 shares of common stock in the case of any individual participant. The limits on the numbers of shares described in this paragraph are subject to proportional adjustment to reflect certain stock changes, such as stock dividends and stock splits.

         If, however, any awards expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for awards under the Plan to the extent of such expiration or termination, subject to certain limitations under the Plan.

                                 ADMINISTRATION

         The administration, interpretation and operation of the Plan will be vested in the Executive Compensation Committee. Members of the Executive Compensation Committee will serve at the pleasure of the Board, which may at any time remove or add members to it. No member of the Executive Compensation Committee will be eligible to receive an award under the Plan. The day-to-day administration of the Plan will be carried out by persons other than members of the Executive Compensation Committee of the Company designated by the Executive Compensation Committee. The Executive Compensation Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purposes of making awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

                                   ELIGIBILITY

         Key employees and officers or those who will become key employees or officers of the Company are eligible to receive awards under the Plan. Awards under the Plan will be made by the Executive Compensation Committee or by a senior executive officer who has been delegated authority to grant awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 pursuant to the Plan by the Executive Compensation Committee. Awards will be made pursuant to individual award agreements between the Company and each participant.

                              AWARDS UNDER THE PLAN

         Introduction. Awards under the Plan may consist of stock options, stock appreciation rights, restricted shares or performance unit awards, each of which is described below. All awards will be evidenced by an agreement approved by the Executive Compensation Committee. In the discretion of the Executive Compensation Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee. In the event of any change in the outstanding shares of Common Stock of the Company by reason of certain stock changes, including without limitation stock splits, the terms of awards and number of shares of any outstanding award may be equitably adjusted by the Board in its sole discretion. However, in the event of a stock dividend, the terms of awards and number of shares of any outstanding award will be equitably adjusted automatically, with no action being required by the Board. No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company.

         Stock Options and Stock Appreciation Rights. A stock option is an award that entitles a participant to purchase shares of Common Stock at a price fixed at the time the option is granted. Stock options granted under the Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options and may be granted alone or in addition to other awards under the Plan. Stock options may be granted alone or in tandem with stock appreciation rights (SARs).

         SARs entitle a participant to receive, upon exercise, cash, restricted shares or unrestricted shares of Common Stock as provided in the relevant award agreement, with a value equal to (a) the difference between (i) the fair market value on the exercise date of the shares with respect to which a SAR is exercised and (ii) the fair market value on the date the SAR was granted, multiplied by (b) the number of shares of Common Stock for which the SAR has been exercised.

         No SAR may be exercised until six months after its grant or prior to the exercisability of the stock option with which it is granted in tandem, whichever is later.

         The exercise price and other terms and conditions of such options will be determined by the Executive Compensation Committee at the time of grant, and in the case of incentive stock options, such exercise price will not be less than 100 percent of the fair market value of the Common Stock on the date of the grant. No term of any incentive stock options shall exceed ten years after grant. An option or SAR grant under the Plan does not provide an optionee any rights as a shareholder and such rights will accrue only as to shares actually purchased through the exercise of an option or the settlement of a SAR.

         Exercise of an option (or a SAR) will result in the cancellation of the related option (or SAR) to the extent of the number of shares in respect of which such option (or SAR) has been exercised. Unless otherwise determined by the Executive Compensation Committee or provided in the relevant award agreement, stock options shall become exercisable over a four-year period from the date of grant with 25% vesting on each anniversary of the grant in that time period.

         Payment for shares issuable pursuant to the exercise of an option may be made either in cash, by certified check, bank draft, or money order by delivery of shares of Common Stock already owned by the participant for at least six months, or, if permitted by the Executive Compensation Committee and applicable law, by delivery of a fully-secured promissory note or some other form of payment acceptable to the Executive Compensation Committee.

         Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the Executive Compensation Committee in the relevant award agreement. The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement, but in no event shall restricted shares vest prior to six months after the date of grant. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Executive Compensation Committee have been satisfied. Restricted share awards under the Plan may be granted alone or in addition to any other awards under the Plan. Restricted shares which vest will be reissued as unrestricted Common Stock.

         Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends will be treated as additional restricted shares.

Performance Units. Performance units (with each unit representing a monetary amount designated in advance by the Executive Compensation Committee) are awards which may be granted to participants alone or in addition to any other awards under the Plan. Participants receiving performance unit grants will only earn such units if the Company and/or the participant achieve certain performance goals during a designated performance period. The Executive Compensation Committee will establish such performance goals and may use such measures as total shareholder return, return on equity, net earnings growth, sales or revenue growth, comparison to peer companies, individual or aggregate participant performance or such other measures the Executive Compensation Committee deems appropriate. The participant may forfeit such units in the event the performance goals are not met. If all or a portion of a performance unit is earned, payment of the designated value thereof will be made in cash, in unrestricted Common Stock or in restricted shares or in any combination thereof, as provided in the relevant award agreement.

                           FORFEITURE UPON TERMINATION

         Unless otherwise provided in the relevant award agreement, if a participant's employment is terminated for any reason, any unexercisable stock option or SAR shall be forfeited and canceled by the Company. Such participant's right to exercise any then-exercisable stock option or SAR will terminate 90 days after the date of such termination (but not beyond the stated term of such stock option or SAR); provided, however, the Executive Compensation Committee may (to the extent options were exercisable on the date of termination) extend such period. If a participant dies, becomes totally disabled or retires, such participant (or the estate or other legal representative of the participant), to the extent the stock options of SARs are exercisable immediately prior to the date of death, total disability or retirement, will be entitled to exercise any stock options or SARs at any time within the one-year period following such death, disability or retirement, but not beyond the stated term of such stock option or SAR.

         Unless otherwise provided in the relevant award agreement, if a participant's employment is terminated for any reason (other than due to death, total disability or retirement) (a) prior to the lapsing of any applicable restriction period, or the satisfaction of any other restrictions, applicable to any grant of restricted shares, or, (b) prior to the completion of any performance period in respect of any grant of performance units, such restricted shares or performance units, as the case may be, will be forfeited by such participant; provided, however, that the Executive Compensation Committee may, in its sole discretion, determine within 90 days after such termination that all or a portion of such restricted shares or performance units, as the case may be, shall not be so forfeited. In the case of death, total disability or retirement, the participant (or the estate or other legal representatives of the participant) shall become 100% vested in any restricted shares as of the date of termination or shall be entitled to earn into the participant's performance units.

                                CHANGE OF CONTROL

         If a Change of Control, as defined in the Plan, occurs (i) all Stock Options and/or SARs then unexercised and outstanding will become fully vested and exercisable, (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied and (iii) all performance units will be deemed to have been fully earned, each as of the date of the Change of Control; provided, however, that such Change of Control provisions will only apply to those participants who are employed by the Company as of the date of the Change of Control or who are terminated before the Change of Control and reasonably demonstrate that such termination was in connection with or in anticipation of the Change of Control.

                          RECAPITALIZATION ADJUSTMENTS

         In the event of any change in capitalization affecting the Common Stock of the Company, including without limitation, a distribution, recapitalization, stock split, reverse stock split, consolidation, subdivision, split-up, spin-off, split-off, combination, or exchange of Common Stock or other corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in any manner that it in good faith deems equitable, adjust any or all of (i) the maximum number of shares of Common Stock of the Company with respect to which awards may be granted, (ii) the number of shares of Common Stock of the Company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price or other price per share with respect to any outstanding awards.

                                     MERGERS

         If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (a "Merger Event") and the Company will be or is the surviving entity, the Board may, as of the date of such Merger Event, replace such stock options with substitute stock options and/or SARs in respect of the shares of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected stock options or SARs granted hereunder as of the date of the consummation of the Merger Event. If any Merger Event occurs, the Company has the right, but not the obligation, to pay to each affected participant an amount in cash or certified check equal to the excess of the fair market value of the Common Stock underlying any unexercised stock options or SARs (whether then exercisable or not) over the aggregate exercise price of such unexercised stock options and/or SARs, as the case may be. However, the Company shall not make any such payments where the consummation of the Merger Event is pursuant to a written agreement between the Company and another party conditioned upon the availability of "pooling of interests" accounting treatment. If, in the case of a Merger Event in which the Company will not be, or is not, the surviving corporation, and the Company determines not to make the cash or certified check payment described above, the Company shall compel and obligate, as a condition of the consummation of the Merger Event that the surviving entity grant substitute stock options in the manner described in the Plan. Upon receipt by any affected participant of any such substitute stock options, SARs (or payment) as a result of any such Merger Event, such participant's affected stock options and/or SARs for which such substitute options and/or SARs (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected participant.

                AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time; provided, however, that no amendment by the Board may, without the approval of a majority of the stockholders, (i) increase the number of shares of Common Stock which may be issued under the Plan, except as provided therein, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants under the Plan except as permitted therein, provided Rule 16b-3 of the Securities and Exchange Act of 1934 does not require shareholder approval. No amendment, suspension or termination by the Board of Directors shall (a) materially adversely affect the rights of any participant under any outstanding share grants, without the consent of such participant, or (b) make any change that would disqualify the Plan from the exemption provided by Rule 16b-3 of the Exchange Act or from the benefits or entitlements to deductions provided under Sections 422 and 162(m) of the Internal Revenue Code of 1986 (the "Code"), respectively.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following is a brief and general summary of some United States federal income tax consequences applicable to the Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. Because the tax consequences of events and transactions under the Plan depend upon various factors, including an individual's own tax status, each participant who receives an award under the Plan should consult a tax advisor.

Incentive Stock Options. Stock options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. Generally, no income is recognized by the optionee upon the exercise of an incentive stock option. The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the shares are disposed of by the optionee after the later to occur of (i) the end of the two-year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the day the shares are issued to the optionee (the later of (i) or (ii) being the "ISO Holding Period"), any gain or loss realized upon such disposition will be long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the option price.

Generally, if the shares are disposed of by the optionee in a taxable disposition within (i) the two-year period beginning on the day after the day the option was awarded to the optionee, or (ii) the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") equal to the amount of ordinary income realized by the optionee. Any amount realized upon such a disposition by the optionee in excess of the fair market value of the shares on the exercise date will be capital gain.

If an optionee has not remained an employee of the Company during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised (other than in the case of the optionee's death), the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

Non-Qualified Stock Options. In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions"), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the fair market value of such shares on the exercise date.

Effect of Share-for-Share Exercise. If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares. However, if the shares tendered in connection with any share-for-share exercise were previously acquired upon the exercise of an incentive stock option, and such share-for-share exercise occurs during the ISO Holding Period for such shares, then there will be a taxable disposition of the tendered shares with the tax consequences described above for the taxable dispositions during the ISO Holding Period of the shares acquired upon the exercise of an incentive stock option.

If the optionee tenders shares upon the exercise of a nonqualified option, the optionee will recognize compensation taxable as ordinary income and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

Restricted Shares. A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code in respect of such grant, as described below. Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and the Company will be entitled to a deduction, in an amount equal to the amount of ordinary income recognized by the participant. After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, and the Company will not be entitled to a deduction in respect of any such dividend payment.

Unless the participant has made an election under Section 83(b) of the Code (as described below), at the time the terms and conditions applicable to the restricted shares are satisfied, a participant will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction, in an amount equal to the then fair market value of the shares of Common Stock for which the terms and conditions applicable to the restricted share award have been satisfied. The participant's tax basis for any such shares of Common Stock would be the fair market value on the date such terms and conditions are satisfied.

A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant. Such an election must be made by the participant not later than 30 days after the date of grant. If such an election is made, no income would be recognized by the participant (and the Company will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied. The participant's tax basis for the restricted shares received and for any shares of Common Stock subsequently held in respect thereof would be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant. If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

The holding period for capital gain or loss purposes in respect of the Common Stock underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code. In such case, the holding period will commence immediately after the grant of such restricted shares.

Performance Units. A participant will not recognize any income upon the award of a performance unit. If the performance goals applicable to the performance unit are achieved during the applicable performance period and such performance units are earned, a participant will recognize compensation taxable as ordinary income when he or she receives payment with respect to such performance unit, and at such time the Company will be entitled to a deduction equal to the amount of cash or the then fair market value of unrestricted Common Stock received by the participant in payment of the performance units. The participant's tax basis for any such shares of Common Stock would be the fair market value on the date such unrestricted shares are transferred to the participant. If all or a portion of the performance units are paid in restricted shares, see "Restricted Shares" above for a discussion of the applicable tax treatment.

Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

The Company has structured the Plan so that the Company may claim a deduction in connection with (i) the exercise of non-qualified stock options and/or SARs,
(ii) the disposition during the ISO Holding Period by an optionee of shares acquired upon the exercise of incentive stock options, and (iii) the payment of any performance units, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards. Because restricted share awards under the Plan are not deemed to be qualified performance-based compensation under Section 162(m) of the Code, amounts for which the Company may claim a deduction upon the lapse of any restrictions on such restricted share awards will be subject to the limitations on deductibility under Section 162(m).

Additional Information. The recognition by an employee of compensation income with respect to a grant or an award under the Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the

Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

If the provisions of the Plan relating to a change in control become applicable, certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in "excess parachute payments" (as defined in Section 280G(b)(I) of the Code). Pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by the Company. In addition, Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by the Company (or a subsidiary).

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

         If a shareholder intends to present a proposal at the Company's Annual Meeting of Shareholders to be held in 2003 and seeks to have the proposal included in the Company's proxy statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on December 26, 2002. If a shareholder wishes to present a matter at the Company's Annual Meeting of Shareholders to be held in 2003 that is outside of the processes of Rule 14a-8, the proposal must be received by the Company no earlier than February 20, 2003 and no later than the close of business on March 12, 2003. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter.

         You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

                                    By Order of the Board of Directors

                                          /s/ Stephen P. Wink

                                          Stephen P. Wink
                                          Secretary

April 25, 2002

                                    EXHIBIT A

                               FIRST AMENDMENT TO
                         THE FIRST ALBANY COMPANIES INC.
                          1999 LONG-TERM INCENTIVE PLAN

                  WHEREAS, the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors (the "Board") of First Albany Companies Inc. (the "Company") on March 26, 1999 and approved by the Company's shareholders on May 18, 1999;

                  WHEREAS, by Unanimous Consent of the Board, dated as of March 28, 2002, the Board authorized an amendment to the Plan to increase the number of shares available for grants under the Plan to 1,600,000 shares, subject to the approval of the Company's shareholders;

                  WHEREAS, Section 16.1 of the Plan provides that the Board may amend the Plan at any time and from time to time in such respects as the Board may deem to be in the best interests of the Company or any subsidiary of the Company;

                  NOW, THEREFORE, the Plan is, contingent upon the approval of the Company's shareholders, amended in the following respects:

                  1. The first sentence of Section 4.2 of the Plan is amended to delete the first sentence and insert in lieu thereof the following:

                  "The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 14.2 of the Plan, shall not exceed 1,600,000 shares."

                  2. The Amendment will not be effective unless and until it is approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat.

                  IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan on this _____ day of May, 2002.

                                              FIRST ALBANY COMPANIES, INC.



                                              ___________________________
                                              [Name]
                                              [Title]

                           FIRST ALBANY COMPANIES INC.

                              30 SOUTH PEARL STREET

                             ALBANY, NEW YORK 12207

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


George C. McNamee and Alan P. Goldberg, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all common stock of First Albany Companies Inc. held of record by the undersigned on April 5, 2002 at the Annual Meeting of Shareholders to be held at 10:00 A.M. (EDT) on Tuesday, May 21, 2002 at the offices of the Company at 30 South Pearl Street, Albany, New York, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS.


   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE.


     Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.



HAS YOUR ADDRESS CHANGED?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DO YOU HAVE ANY COMMENTS?

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
                           FIRST ALBANY COMPANIES INC.




Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 21, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



First Albany Companies Inc.


              - Please Detach and Mail in the Envelope Provided -

________________________________________________________________________________

A  [X]  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.


                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

                                                           FOR          WITHHOLD
1.   The Election of two Directors whose terms will        [ ]             [ ]
     expire at the 2005 Annual Meeting of Shareholders.

NOMINEES:

     George C. McNamee

     Walter W. Fiederowicz

[ ]  FOR ALL EXCEPT

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).



                                                    FOR     AGAINST      ABSTAIN
2.   The approval of the adoption of the First      [ ]       [ ]          [ ]
     Amendment to the First Albany Companies
     Inc. 1999 Long Term Incentive Plan.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


___  Check here if you plan to attend the Annual Meeting.

___ Check here if an address change or comment has been noted on the reverse side of this card.




Shareholder sign here__________________________________ Date____________________

Co-owner sign here_____________________________________ Date____________________